_____________________________________________________________________________

AGREEMENT AND PLAN OF REORGANIZATION

dated as of November 22, 2004

by and among

GLENS FALLS NATIONAL BANK AND TRUST COMPANY,

ARROW FINANCIAL CORPORATION,

429 SARATOGA ROAD CORPORATION,

CAPITAL FINANCIAL GROUP, INC.

and

JOHN WEBER

SMH Draft

3/11/2005 3:59 PM

AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION, dated as of _November 22, 2004 (this Agreement"), by and among GLENS FALLS NATIONAL BANK AND TRUST COMPANY, a national bank headquartered in Glens Falls, New York ("GFN"); ARROW FINANCIAL CORPORATION, a New York corporation and parent holding company for GFN ("AFC"); 429 SARATOGA ROAD CORPORATION, a New York corporation and wholly owned subsidiary of GFN ("Newco"); CAPITAL FINANCIAL GROUP, INC., a New York corporation ("Capital"); and JOHN WEBER, the beneficial owner of all of the outstanding shares of capital stock of Capital ("Stockholder").

WHEREAS, the Boards of Directors of GFN, AFC, Newco and Capital have each determined that it is advisable and in the best interest of their respective shareholders, and Stockholder has determined that it is advisable and in his best interest, to consummate the acquisition provided for herein (the "Acquisition"), as a result of which GFN will become the owner of all outstanding shares of the capital stock of Capital; and

WHEREAS, the Acquisition will be effected by way of a merger (the "Merger") of Newco, a newly created wholly owned subsidiary of GFN, with and into Capital, as a result of which Merger (i) Capital will become a wholly owned subsidiary of GFN, and (ii) Stockholder and any other holder or holders of outstanding shares of the capital stock of Capital at the time of the Merger will receive in exchange for such shares (A) shares of the common stock of GFN's parent holding company, AFC, and (B) the right to receive additional consideration in subsequent periods in the form of additional shares of stock of AFC, depending upon the future financial success of Capital; and

WHEREAS, the Boards of Directors of the merging entities in the Merger, Capital and Newco, have approved the Merger; and

WHEREAS, for U.S. Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a)(i)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations promulgated thereunder;

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, GFN, AFC, Newco, Capital, and Stockholder hereby agree as follows:

ARTICLE 1

THE ACQUISITION

Section 1.1.  Structure of the Acquisition; the Merger.  Subject to the terms and conditions provided for herein and in the other documents and agreements relating to the transactions provided for herein, GFN will acquire one hundred percent (100%) of the outstanding stock of Capital (the "Acquisition").  The Acquisition will be accomplished by way of a merger (the "Merger") of Newco, a newly formed, wholly owned subsidiary of GFN having no substantial assets, with and into Capital.  As a result of the Merger, GFN will acquire all of the outstanding stock of Capital.  The Merger will be effected pursuant to a certain Plan of Merger between Newco and Capital, and joined in by AFC, in substantially the form of Exhibit A attached hereto (the "Plan of Merger").  At the Effective Time of the Merger, as defined in Section 1.2, below, Newco will merge with and into Capital, with Capital to continue as the surviving corporation in the Merger and the separate corporate existence of Newco to cease.

Section 1.2.  Effective Time.  The effective time of the Merger ("Effective Time"), shall be a specific time on a specific date (the "Closing Date"), as agreed upon by the parties to the Merger, that is not later than 11:59 p.m. on the thirtieth (30th) business day after satisfaction of the last to be satisfied of the conditions to effectiveness of the Merger set forth in Section 5.1 hereof.  The Effective Time as thus agreed upon shall be specified in a Certificate of Merger substantially in the form of Exhibit B attached hereto (the "Certificate of Merger") to be duly executed and acknowledged by the parties to the Merger as of the Closing Date and delivered to the Secretary of State of the State of New York for filing pursuant to Section 904 of the New York Business Corporation Law (the "NYBCL").  The closing of the Merger shall be at the offices of GFN, unless another place is agreed to in writing by the parties to the Merger prior to the Closing Date.

Section 1.3.  Certificate of Incorporation and Bylaws of Surviving Company.  The Certificate of Incorporation of Capital as in effect immediately prior to the Effective Time shall continue as the Certificate of Incorporation of the surviving company in the Merger at and after the Effective Time,  amended at such time as provided in Exhibit C attached hereto.  The By-Laws of Capital in effect immediately prior to the Effective Time shall continue as the By-Laws of  Capital at and after the Effective Time, amended at such time to read in their entirety as provided in Exhibit D attached hereto.

Section 1.4.  Directors.  At the Effective Time, the Board of Directors of Capital shall be reconstituted automatically and without further action on the part of any party hereto to consist of five (5) members, who shall be those five (5) individuals listed in Exhibit E attached hereto, consisting of Stockholder and four (4) additional nominees of GFN (which nominees may be altered at the sole discretion of GFN at any time prior to the Closing Date).  Each such director shall hold office thereafter in accordance with the Certificate of Incorporation and By-Laws of Capital until such director's successor is duly elected or appointed and qualified.

Section 1.5.  Officers.  At the Effective Time, the officers of Capital shall automatically become, without further action on the part of any party hereto, those named individuals holding such offices as are listed on Exhibit F attached hereto.  Each such officer shall hold office thereafter until such officer's successor is duly elected or appointed and qualified.

Section 1.6.  Purchase Price; Closing and Post-Closing Payments and Adjustments.

(a)

The total purchase price to be paid by GFN for all of the outstanding shares of stock of Capital, which GFN will acquire as a result of the Merger, will be (A) the Closing Consideration, as defined in subsection 1.6(b), below, payable to the shareholders of Capital on the Closing Date, plus (B) the Adjustment Amount, as defined in subsection 1.6(c), below, payable to the former shareholder or shareholders of Capital after the Closing Date, below, plus (C) the Post-Closing Consideration, if any, as defined in subsection 1.6(d), below, payable to the former shareholder or shareholders of Capital after the Closing Date.

(b)

The "Closing Consideration" payable to the shareholder or shareholders of Capital upon consummation of the Merger shall equal One Million Nine Hundred Eight Thousand Twenty-Seven Dollars ($1,908,027), which shall be payable in shares of the common stock, par value $1.00 per share, of AFC ("AFC Common Stock"), in accordance with the provisions of subsection 1.6(e) below and the terms and conditions set forth elsewhere in this Agreement and in the Plan of Merger.

(c)

The "Adjustment Amount" payable to former shareholder or shareholders of Capital after the Closing Date shall equal the Balance Sheet Value of Capital as of the close of business on the Closing Date, defined as provided in Exhibit G attached hereto.  As soon as practicable after the Closing Date, GFN and Capital will calculate in good faith and agree upon the dollar amount of such Balance Sheet Value, in accordance with the terms set forth in said Exhibit G, and thereafter such amount shall be paid to the former shareholder or shareholders of Capital who received Closing Consideration as of the Closing Date, in amounts, if there is more than one such shareholder, in direct proportion to their receipt of such Closing Consideration.  The Adjustment Amount shall be in the form of shares of AFC Common Stock, valued at the same AFC Stock Value used in calculating the number of shares distributable to such shareholder or shareholders as Closing Consideration pursuant to subsection 1.6(e) below, plus cash in lieu of any fractional shares of AFC Stock otherwise payable, calculated in accordance with subsection 1.7(d), below. The Adjustment Amount shall be deemed by the parties as an adjustment to the total purchase price paid by GFN in the Merger.

(d)

The "Post-Closing Consideration," if any, payable to the former shareholders of Capital or their successors in periods following the Closing Date shall be in such amounts and payable at such times as is provided in a certain Post-Closing Payment Agreement, dated the date hereof, by and among GFN, AFC, Newco, Capital, and Stockholder, attached hereto as Exhibit H, which Post-Closing Payment Agreement is hereby incorporated by reference into this Agreement and deemed by the parties hereto to be a part of this Agreement.  Except as specifically provided otherwise herein, the term "Agreement" as used herein includes such Post-Closing Payment Agreement.

(e)

At the Effective Time of the Merger, each share of common stock, stated value $10.00 per share of Capital ("Capital Common Stock") issued and outstanding immediately prior to the Effective Time (exclusive of any Excluded Shares, as defined in subsection 1.6(f) below), shall, by virtue of the Merger and without further action on the part of any party, be converted into and become a number of fully paid and nonassessable shares of AFC Common Stock equal to one (1.0) multiplied by the Conversion Ratio, as defined in the ensuing sentence.  For purposes of this Agreement, the "Conversion Ratio" shall be a number, expressed in a fraction to the nearest ten-thousandth (four decimal places), equal to "A" divided by "B, where "A" equals (i) the Closing Consideration, as defined in subsection 1.6(b), above, divided by the number of shares of Capital Common Stock issued and outstanding immediately prior to the Effective Time (excluding any Excluded Shares), and where "B" equals (ii) the AFC Stock Value, as defined in the ensuing sentence.  For purposes of Section 1.6, the "AFC Stock Value" shall equal the average daily closing price per share of AFC Common Stock as reported on the NASDAQ Stock Market ("NASDAQ") reporting system for the ten (10) consecutive trading days ending on and including the second trading day preceding the Closing Date, rounded to the nearest one-hundredth (1/100) of a cent.

(f)

At the Effective Time, each share of Capital Common Stock, if any, held in the treasury of Capital or held by GFN or any affiliate of GFN immediately prior to such time (collectively, "Excluded Shares") shall, by virtue of the Merger and without any further action on the part of any party thereto, be canceled, retired and cease to exist, and no shares of AFC Common Stock or any other consideration, including as part of the Post-Closing Consideration or the Adjustment Amount, shall be delivered with respect thereto.

(g)

At the Effective Time, each outstanding share of the common stock, par value $100.00 per share, of Newco shall, by virtue of the Merger and without any action on the part of any party, be converted into and become ten (10) shares of Capital Common Stock.

Section 1.7.  Exchange of Certificates.

(a)

Promptly after the Effective Time, each holder of record of outstanding shares of Capital Common Stock (other than Excluded Shares) immediately prior to the Effective Time (each such, a "Holder"; collectively, the "Holders") shall receive from AFC's transfer agent ("Exchange Agent"), and the Exchange Agent shall mail to each Holder the following: (A) a letter of transmittal for use by such Holder in surrendering to the Exchange Agent the certificate or certificates ("Certificates") formerly representing the shares of Capital Common Stock held by such Holder (which letter shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other customary provisions as GFN and Capital may reasonably specify) and (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of AFC Common Stock.  Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the Holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of AFC Common Stock into which such Holder's shares of Capital Common Stock have been converted in the Merger, and, if applicable, a check representing the cash consideration which such Holder is entitled to receive in lieu of any fractional share of AFC Common Stock that the Holder otherwise would have received, pursuant to the provisions of subsection 1.7(d), below, and the Certificates so surrendered shall forthwith be canceled.  In the event of a transfer of ownership of shares of Capital Common Stock that is not registered in the transfer records of Capital on the Closing Date, a certificate representing the proper number of shares of AFC Common Stock may be issued to the transferee if the Certificate representing such shares of Capital Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this subsection 1.7(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender thereof (x) one or more certificates representing the whole shares of AFC Common Stock into which the shares of Capital Common Stock formerly represented by such Certificates have been converted at the Effective Time, and cash in lieu of any fractional share of AFC Common Stock otherwise distributable to such Holder, as contemplated by this subsection 1.7(a), and (y) the right to receive in subsequent periods a proportionate share of the Adjustment Amount payable by AFC to such Holder under Section 1.6(c), above, and a proportionate amount of any distributions of Post-Closing Consideration payable to such Holder or his or her successor or successors under the Post-Closing Payment Agreement.

(b)

No dividends or other distributions declared or made after the Closing Date with respect to AFC Common Stock with a record date after the Closing Date shall be paid to the Holder of any unsurrendered Certificate with respect to the shares of AFC Common Stock into which the shares of Capital Common Stock represented thereby have been converted at the Effective Time, and no cash payment in lieu of fractional shares of AFC Common Stock shall be paid to any such Holder pursuant to this Section 1.7, until the Holder of such Certificate shall surrender such Certificate.  Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the Holder surrendering such Certificate without interest (A) the amount of any such cash payable in lieu of a fractional share of AFC Common Stock not paid to such Holder pursuant to this Section 1.7 and the amount of such dividends or other distributions not theretofore paid to such Holder and (B) any other payments payable to such Holder but not previously paid due solely to such Holder's not having previously surrendered such Certificate.

(c)

In the event that any Certificate for shares of Capital Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the Holder thereof, such shares of AFC Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; provided, however, that AFC or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

(d)

No fractions of a share of AFC Common Stock shall be issued in the Merger, but in lieu thereof each Holder otherwise entitled to receive a fraction of a share of AFC Common Stock by virtue of application of the Conversion Ratio to such Holder's number of shares of Capital Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the AFC Stock Value by the fractional share interest to such Holder would otherwise be entitled to receive.  The parties acknowledge that payment of cash consideration in lieu of issuing fractional shares of AFC Common Stock was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

(e)

Notwithstanding anything herein to the contrary, GFN, AFC or the Exchange Agent may withhold such cash or other consideration otherwise distributable to any Holder or Holders on or after the Closing Date, including Closing Consideration and Post-Closing Consideration, as they may reasonably deem necessary to satisfy their withholding obligations under applicable law, and the withholding of any such cash or other consideration for such purpose shall be treated as the payment thereof to the person from whom such amount was withheld for purposes of determining whether such person received amounts to which such person is entitled hereunder.

Section 1.8.  Dissenters and Appraisal Rights.  Holders of shares of Capital Common Stock will not be entitled to dissenters and appraisal rights in connection with the Merger, in accordance with Section 910 of the NYBCL.

Section 1.9.  Entire Agreement.  This Agreement, the Plan of Merger and the Post-Closing Payment Agreement, together with the Exhibits hereto and thereto, the Seller's Disclosure Schedule and the Buyer's Disclosure Schedule delivered or to be delivered pursuant hereto, and the instruments and other documents and agreements referred to herein and therein, (i) shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings both written and oral among the parties with respect to the subject matter hereof and thereof, and (ii) shall not be assigned by operation of law or otherwise; provided, however, that Newco may assign any or all of its rights and obligations under this Agreement or the Plan of Merger to any other subsidiary of GFN, but no such assignment shall relieve Newco of its obligations hereunder or thereunder if such assignee does not perform such obligations.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES
OF CAPITAL AND STOCKHOLDER

Each of Capital and Stockholder hereby represents and warrants to each of GFN, AFC and Newco the following (except where such representation or warranty is given only by Capital or Stockholder, by specific language to that effect):

Section 2.1.  Organization of Capital.

(a)

Capital is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is qualified or licensed as a foreign corporation authorized to do business in each other jurisdiction in which the character or location of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.  Capital has all requisite corporate power to own, operate and lease its assets and to carry on its business as now being conducted.  Capital has delivered to GFN correct and complete copies of its Certificate of Incorporation and By-Laws as in effect on the date hereof.

(b)

Except as listed in Section 2.1(b) of the Seller's Disclosure Schedule, Capital does not own beneficially, directly or indirectly, any shares of any equity securities or similar interests of any person (as defined in Section 8.8).

Section 2.2.  Capitalization of Capital; Ownership of Capital Stock.

(a)

The authorized capital stock of Capital consists of two hundred (200) shares, all of which are shares of common stock having no par value and a stated value of $10.00 per share  (Capital Common Stock), one hundred (100) shares of Capital Common Stock are issued and outstanding as of the date hereof.  Capital has no shares of preferred stock authorized or outstanding.  The shares of Capital Common Stock issued and outstanding on the date hereof are owned of record by such person or persons as are listed in Section 2.2 of the Seller's Disclosure Schedule, and, to the knowledge of Capital and Stockholder, such persons, together with any other persons listed in Section 2.2 of the Seller's Disclosure Schedule as the beneficial owners of any outstanding shares of Capital Common Stock, constitute all persons who own of record or beneficially outstanding shares of Capital Common Stock as of the date hereof (such persons, collectively, constituting the "Capital Shareholders").  To the knowledge of Capital and Stockholder, all Capital Shareholders are residents of the State of New York.  All of the shares of Capital Common Stock beneficially owned by Stockholder, whether of record or otherwise, are held by him free and clear of all Liens (as defined in Section 8.8).  There are no shares of Capital Common Stock reserved for issuance upon exercise of outstanding stock options, warrants, rights or otherwise.  All of the outstanding shares of Capital Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were issued in conformity with applicable laws.  No shares of Capital Common Stock are or at the Effective Time will be held as treasury shares.  No legend or other reference to any purported Lien (as defined in Section 8.8) appears upon any certificate representing shares of Capital Common Stock.

(b)

Capital does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Capital Common Stock or any other equity security of Capital or any securities representing the right to purchase or otherwise receive any shares of Capital Common Stock or any other equity security of Capital.  There are no outstanding Contracts (as defined in Section 8.8) of Capital to repurchase, redeem or otherwise acquire any equity securities of Capital.

(c)

Stockholder is the record and beneficial owner of that number of shares of Capital Common Stock set forth as owned of record or beneficially by Stockholder in Section 2.2 of the Seller's Disclosure Schedule attached hereto, and possesses sole voting power with respect to a sufficient number of shares of Capital Common Stock such that the vote of Stockholder "FOR" the Acquisition, the Merger and the transactions provided for under this Agreement, the Plan of Merger and the Post-Closing Payment Agreement with respect to such number of shares, in and of itself, will ensure that all required approvals of the foregoing by the shareholders of Capital under applicable corporate law, the Certificate of Incorporation and By-Laws of Capital and all other agreements and instruments applicable to shareholders of Capital as a group have been obtained.

Section 2.3.  Authorization.  Capital has full corporate power and authority to execute, deliver and perform this Agreement, the Plan of Merger and the Certificate of Merger, and to consummate the transactions contemplated hereby and thereby.  Stockholder has the right, capacity and all requisite authority to execute, deliver and perform this Agreement on his own behalf, and to consummate the transactions contemplated hereby.  The execution, delivery and performance of this Agreement, the Plan of Merger, the Certificate of Merger and all other documents and agreements to be delivered pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved and authorized by the Board of Directors of Capital,  and assuming approval of the Plan of Merger and the Merger by the shareholders of Capital, no other corporate proceedings on the part of Capital or its shareholders are necessary to authorize this Agreement, the Plan of Merger, the Certificate of Merger or any related documents or agreements or to consummate the transactions contemplated hereby or thereby.  This Agreement and the Plan of Merger have been, and the Certificate of Merger when executed on the Closing Date will be duly and validly executed and delivered by Capital and this Agreement has been duly and validly executed and delivered by Stockholder.  This Agreement constitutes a legal, valid and binding agreement of each of Capital and Stockholder, enforceable in accordance with its terms; the Plan of Merger constitutes a legal, valid and binding agreement of Capital, enforceable in accordance with its terms; and the Certificate of Merger when executed on the Closing Date will constitute a legal, valid and binding agreement of Capital enforceable in accordance with its terms.

Section 2.4.  Financial Statements.  Capital has delivered to GFN an interim unaudited balance sheet for Capital as of August 31, 2004 (the "Unaudited Balance Sheet"), and an unaudited income statement of Capital for the fiscal year ended August 31, 2004 (the "Unaudited Income Statement"), in each case prepared by Capital for GFN specifically in connection with the Acquisition (collectively, the Unaudited Balance Sheet and the Unaudited Income Statement are referred to as the "Unaudited Financial Statements"; August 31, 2004 is referred to as the “Balance Sheet Date”).  The Unaudited Balance Sheet fairly presents the financial condition of Capital on the date thereof and the Unaudited Income Statement fairly presents the results of operations of the Company for the period covered thereby.  The Unaudited Financial Statements have been prepared in all material respects in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present in all material respects the financial condition of Capital at the date and the results of operations of Capital for the period covered thereby, in each case in conformity with United States generally accepted accounting principles.  There has been no material change in Capital's accounting policies since the Balance Sheet Date.

Section 2.5.  Consents and Approvals; No Violations.  To the knowledge of Capital and Stockholder, except for (a) the filing of a regulatory notice with the Office of the Comptroller of the Currency (the "OCC") under the National Bank Act relating to the Acquisition (the "OCC Notice"), (b) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of New York as required by the NYBCL, (c) the filing of a notice regarding the change in ownership of Capital with the New York State Insurance Department (the "Insurance Department Notice"), (d) approval of the quotation of the shares of AFC Common Stock to be issued in connection with the Acquisition on the NASDAQ Stock Market, and (e) such consents and approvals, if any, as may be required under applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or state securities ("blue sky") laws (collectively, (a) through (e) are sometimes referred to herein as the "Required Regulatory Filings and Approvals"), no filing with or notice to and no permit, authorization, consent or approval of any United States (federal or state) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (any such, a "Governmental Entity") is necessary in connection with the execution and delivery by Capital or Stockholder of this Agreement or by Capital of the Plan of Merger or in connection with the consummation by Capital and Stockholder of the transactions contemplated hereby or thereby.  Neither the execution, delivery and performance by Capital and Stockholder of this Agreement and by Capital of the Plan of Merger nor the consummation by Capital and Stockholder of the transactions contemplated hereby or thereby will (i) conflict with or result in a breach of any provision of the Certificate of Incorporation or By-Laws of Capital; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Material Capital Contract (as defined in Section 2.14(a), below); (iii) to the knowledge of Capital or Stockholder, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract (that is not a Material Capital Contract) to which Capital is a party or by which it or its properties or assets are bound; or (iv) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Capital or any of its properties or assets or to Stockholder in his capacity as an officer or employee of Capital.

Section 2.6.  No Default.  Capital is not in material breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a material breach, default or violation) of any term, condition or provision of its Certificate of Incorporation or By-Laws; and neither Capital nor Stockholder is in material breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a material breach, default or violation of any term, condition or provision of (i) any Material Capital Contract, (ii) any other Contract to which Capital is now a party or by which it or its properties or assets may be bound; or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Capital or any of its properties or assets or to Stockholder in his capacity as an officer or employee of Capital.

Section 2.7.  No Undisclosed Liabilities; Absence of Material Adverse Changes.  Capital does not have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by United States generally accepted accounting principles to be reflected on a consolidated balance sheet of Capital (including the notes thereto), other than liabilities and obligations incurred since the Balance Sheet Date in the ordinary course of business consistent with past practices.  Since the Balance Sheet Date, (i) Capital has conducted its business only in the ordinary course; (ii) there has not been any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of Capital's capital stock; (iii) there has not been any action by Capital that, if taken during the period from the date of this Agreement through the Effective Time would constitute a breach of Section 4.1; and (iv) except as required by United States generally accepted accounting principles, there has not been any change by Capital in accounting principles, practices or methods.  Since the Balance Sheet Date, there has not been any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect (as defined in Section 8.8) on Capital.

Section 2.8.  Litigation.  Except as set forth in Section 2.8 of the Seller's Disclosure Schedule, (a) there are no suits, claims, actions, proceedings or investigations, whether civil, criminal, administrative or regulatory, pending or, to the knowledge of Capital or Stockholder, threatened against Capital or any of its properties or assets or against Stockholder in his capacity as an officer or employee of Capital that, if decided adversely to Capital or Stockholder, would, individually, or in the aggregate (i) result in any charge, assessment, levy, fine or other liability being imposed upon or incurred by Capital or Stockholder exceeding Ten Thousand Dollars ($10,000), or (ii) adversely affect in any material respect the ability of Capital or Stockholder to engage the business currently engaged in by Capital or by Stockholder as an officer and employee of Capital (either such, a "Significant Penalty"); and (b) neither Capital nor Stockholder is subject to any outstanding order, writ, injunction or decree of any court, regulatory authority or agency, or other Governmental Entity that would, individually or in the aggregate, result in any Significant Penalty.

Section 2.9.  Compliance with Applicable Law.

(a)

Capital, Stockholder and the other employees of Capital hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities (as defined in Section 2.5) necessary for the lawful conduct of the business of Capital as now being conducted by it, including, but not limited to, all insurance licenses required by New York State law (collectively, the "Regulatory Licenses").  Capital, Stockholder and the other employees of Capital are in compliance with the terms of the Regulatory Licenses.  The consummation of the transactions contemplated hereunder and the operation of the business of Capital after such consummation in the manner in which it is currently operated will not require the issuance or re-issuance of any license to Capital by any Governmental Entity, or the filing of a notice with any such Governmental Entity, other than the filing of the Insurance Department Notice.

(b)

The business of Capital is being conducted in material compliance with all applicable laws, ordinances and regulations of the United States, political subdivisions thereof, foreign countries, and Governmental Entities.  No investigation or review by any Governmental Entity with respect to Capital or Stockholder in his capacity as an officer or employee of Capital is pending nor, to the knowledge of Capital and Stockholder, has any Governmental Entity indicated an intention to initiate any such.

Section 2.10.  Employee Benefit Plans; Labor Matters.

(a)

Section 2.10(a) of the Seller's Disclosure Schedule lists (i) all current employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (ii) all current bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements, and (iii) all current employment or executive compensation or severance agreements, written or otherwise, maintained or contributed to for the benefit of or relating to any employee or former employee, in each case, of, maintained by or for the benefit of, Capital or any trade or business (whether or not incorporated) that is a member of a controlled group including Capital or that is under common control with Capital within the meaning of Section 414 of the Code (an "ERISA Affiliate"), to the extent that Capital or any ERISA Affiliate currently has or may incur liability for payments or benefits thereunder, as well as each plan with respect to which Capital or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together, the "Employee Plans").

(b)

With respect to each Employee Plan, no event has occurred, and there exists no condition or set of circumstances as a result of which Capital or an ERISA Affiliate could, directly, or indirectly, be subject to any liability under ERISA, the Code or any other applicable law, including applicable laws of foreign jurisdictions, if any, except liability for benefits claims and funding obligations payable in the ordinary course.

(c)

Except as otherwise provided in Section 4.9, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any other agreement or arrangement to which Capital or any ERISA Affiliate is a party, and no employee, officer or director of Capital or any ERISA Affiliate will become entitled to severance, termination allowance or similar payments, solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

(d)

No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of Capital or any ERISA Affiliate other than as required by Section 4980B of the Code ("COBRA") or similar state laws.  Capital and any ERISA Affiliates have complied in all material respects with the provisions of Part 6 of Title I of ERISA and Sections 4980B, 9801, 9802, 9811 and 9812 of the Code.

(e)

With respect to each master and prototype tax-qualified retirement plan ("M&P Plan") sponsored or maintained by Capital and/or any ERISA Affiliate, Capital and any such ERISA Affiliate has, on or before the end of the 2001 plan year or such later date as permitted pursuant to applicable IRS pronouncements, either adopted or certified in writing its intent to adopt the required GUST amendments to each such M&P Plan, and to the knowledge of Capital, an application for a GUST opinion letter for each such M&P Plan was filed with the IRS by the M&P Plan sponsor on or before December 31, 2000.  Capital and each ERISA Affiliate has adopted or shall also adopt the GUST-approved M&P Plan by the deadline specified in IRS Announcement 2001-104 or subsequent IRS guidance.  For purposes hereof, "GUST" means the statutes referenced in IRS Announcement 2001-104.  With respect to any individually designed tax-qualified retirement plans sponsored or maintained by Capital or any ERISA Affiliate, Capital and each such ERISA Affiliate has adopted the required GUST amendments and submitted the plan to the IRS on or before February 28, 2002 or such later date as permitted by applicable IRS pronouncements for a favorable determination letter as to its tax qualified status.

Section 2.11.  Environmental Laws and Regulations.

(a)

Capital represents the following:  (i) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no action, claim, suit, proceeding or review or, to the knowledge of Capital or Stockholder, investigation is pending or, to the knowledge of Capital or Stockholder, threatened by any person against, Capital with respect to any matters relating to or arising out of any Environmental Law (hereinafter defined); (ii) Capital is in compliance with all Environmental Laws, which compliance includes the possession by Capital of all material permits required under applicable Environmental Laws and compliance with the terms and conditions thereof; (iii) to the knowledge of Capital or Stockholder, there has been no disposal, release or threatened release of any Hazardous Substance (hereinafter defined) by Capital on, under, in, from or about any property currently or formerly owned or operated by Capital, or otherwise related to the operations of Capital, that has resulted or could reasonably be expected to result in any Environmental Claim (hereinafter defined) against Capital; (iv) Capital has not entered into or agreed to and is not subject to any consent decree, order or settlement or other agreement in any judicial, administrative, arbitral or other similar forum relating to its compliance with or liability under any Environmental Law; and (v) Capital has not assumed or retained by contract or otherwise any liabilities of any kind, fixed or contingent, known or unknown, under any applicable Environmental Law (including, but not limited to, any liability from the disposition of any of its real property).

(b)

For purposes of this Agreement, the term "Environmental Laws" means federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits and governmental agreements relating to human health and the environment, including, but not limited to, Hazardous Substances; the term "Hazardous Substance" means all substances, materials or wastes that are listed, classified or regulated pursuant to any Environmental Law or which may be the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law including, but not limited to, (i) petroleum, asbestos or polychlorinated biphenyls and (ii) in the United States, all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. 300.5; and the term "Environmental Claim" means any claim, violation, or liability, by any person relating to liability or potential liability (including liability or potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Substance at any location and any exposure of persons to such Hazardous Substance at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

Section 2.12.  Taxes.

(a)

Tax Definitions.  For purposes of this Agreement:

(i)

"Tax" (including "Taxes") means (A) all federal, state, local, foreign and other taxes (including but not limited to withholding taxes) and other governmental assessments, fees, duties or charges of any kind or nature whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee or successor liability, joint and several liability for being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise by operation of law and (C) any liability for the payment of amounts described in clause (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify any other person; and

(ii)

"Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes, including any claims for refunds of Taxes and any amendments or supplements of any of the foregoing.

(b)

Tax Matters.

(i)

Within the times and in the manner prescribed by law, Capital has properly prepared and filed all Tax Returns required by law and has timely paid all Taxes due and payable (whether or not shown on any Tax Return).  All such Tax Returns are true, correct and complete in all material respects and accurately reflect in all material respects the information pertaining to the tax attributes of Capital and its subsidiaries (if any), including tax basis in assets and net operating loss, capital loss and tax credit carryforwards. Capital has complied in all material respects with all applicable laws relating to Taxes.

(ii)

Except as described in Section 2.12(b) of the Seller's Disclosure Schedule, Capital (A) has not filed a consent or agreement pursuant to Section 341(f) of the Code, (B) is not a party to or bound by any closing agreement, offer in compromise, gain recognition agreement or any other agreement with any Tax authority or any Tax indemnity or Tax sharing agreement with any person, (C) has no present or contingent liabilities for Taxes, other than Taxes incurred in the ordinary course of business thereof and reflected the Unaudited Balance Sheet included in the Unaudited Financial Statements or incurred in the ordinary course of business since the date of the Unaudited Balance Sheet in amounts consistent with prior years, (D) is not a party to an agreement that could give rise to an "excess parachute payment" within the meaning of Section 280G of the Code or to remuneration the deduction for which could be disallowed under Section 162(m) of the Code, (E) has not issued options or stock purchase rights (or similar rights) that purported to be governed by Sections 421 or 423 of the Code that were not so governed when issued, (F) has not ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code, and (G) is not subject to any Lien for Taxes with respect to the assets of Capital (except for statutory liens for current Taxes not yet delinquent).

(iii)

Except as described in Section 2.12(b) of the Seller's Disclosure Schedule, there are no (A) proposed, threatened or actual assessments, audits, examinations or disputes as to Taxes relating to Capital which remain unsatisfied, or issues that could result in a deficiency being asserted against Capital that have been raised orally or in writing by any taxing authority in connection with a review or audit of any Tax Return or otherwise, (B) adjustments under Section 481 of the Code or any similar adjustments with respect to Capital or (C) waivers or extensions of the statute of limitations with respect to Taxes for which Capital could be held liable following the date hereof.

(iv)

There is no basis for the assertion by a taxing authority of a material Tax deficiency against Capital.  Capital has not been a "distributing corporation" or a "controlled corporation" in connection with a distribution governed or intended to be governed by Section 355 of the Code.

(v)

There is currently no limitation on the utilization of tax attributes of Capital under Sections 269, 382, 383, 384 or 1502 of the Code (and comparable provisions of state, local or foreign law).

(vi)

Capital has not been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes, other than an affiliated group the common parent of which is Capital.

(vii)

Section 2.12(b) of the Seller's Disclosure Schedule identifies the Tax status of Capital for all years, including (i) whether any such years have been audited or are currently the subject of an audit, (ii) whether the applicable statute of limitations for assessment has expired or been extended, and (iii) whether an extension of time with respect to Capital to file any Tax Return has been requested.

(viii)

Except as set forth on Section 2.12(b) of the Seller's Disclosure Schedule, Capital has complied with all applicable laws relating to the withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code) and has, within the time and within the manner prescribed by law, withheld and paid over to the proper taxing authorities all amounts required to be withheld and paid over under all applicable laws in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(ix)

Except as set forth on Section 2.12(b) of the Seller's Disclosure Schedule, Capital will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any:  (A) inter-company transactions or any excess loss account described in Treasury Regulations under Code section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (B) installment sale or open transaction disposition made on or prior to Effective Time; or (C) prepaid amount received on or prior to the Effective Time.

(x)

Except as set forth on Section 2.12(b) of the Seller's Disclosure Schedule, Capital has not been at any time a member of any partnership, joint venture or other arrangement or contract which is treated as a partnership for federal, state, local or foreign tax purposes or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired.

Section 2.13.  Intellectual Property.

(a)

Intellectual Property Definitions.  As used herein, the term "Intellectual Property" means all intellectual property rights arising from or associated with the following, whether protected, created or arising under the laws of the United States or any other jurisdiction:  (i) trade names, trademarks and service marks (registered and unregistered), domain names and other Internet addresses or identifiers, trade dress and similar rights and applications (including intent to use applications) to register any of the foregoing and registrations therefor (collectively, "Marks"); (ii) patents and patent applications, including continuation, divisional, continuation-in-part, reexamination and reissue patent applications and any patents issuing therefrom, and rights in respect of utility models or industrial designs (collectively, "Patents"); (iii) copyrights and registrations and applications therefor (collectively, "Copyrights"); (iv) non-public know-how, inventions, discoveries, improvements, concepts, ideas, methods, processes, designs, plans, schematics, drawings, formulae, technical data, specifications, research and development information, technology and product roadmaps, data bases and other proprietary or confidential information (including customer lists, but excluding any Copyrights or Patents) that may cover or protect any of the foregoing (collectively, "Trade Secrets") and (v) moral rights, publicity rights and any other proprietary, intellectual or industrial property rights of any kind or nature that do not comprise or are not protected by Marks, Patents, Copyrights, or Trade Secrets.

(b)

Intellectual Property.  Section 2.13 of the Seller's Disclosure Schedule contains a list of all items of Intellectual Property material to the business or operations of Capital.  Except as otherwise indicated in Section 2.13 of the Seller's Disclosure Schedule, Capital owns, or has a valid license to use, such Intellectual Property in the manner currently used by Capital.  Except as disclosed in Section 2.13 of the Seller's Disclosure Schedule, there are no claims pending, or to the knowledge of Capital or Stockholder, threatened, (i) that Capital is in violation of any Intellectual Property rights of a third Person, or (ii) that any third Person is in violation of any Intellectual Property rights of Capital.

Section 2.14.  Contracts.

(a)

Section 2.14(a) of the Seller's Disclosure Schedule contains a complete and accurate list of each Contract to which Capital is a party that:

(i)

is executory in whole or in part and involves performance of services by Capital of an amount or value in excess of $10,000;

(ii)

(A) is executory in whole or in part or was entered into by Capital on or after the Balance Sheet Date, and (B) was not entered into in the ordinary course of business, and (C) involves expenditures or receipts by Capital in excess of $10,000;

(iii)

is a lease, rental or occupancy agreement, license agreement, installment and conditional sale agreement, or otherwise affects the ownership of, leasing of, title to, use of or any leasehold or other interest in, any real or personal property (excluding any personal property leases or installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(iv)

is a collective bargaining agreement or is with or to any labor union or other employee representative of a group of employees;

(v)

is or forms a joint venture, partnership or similar arrangement or otherwise involves the sharing of profits, losses, costs or liabilities by Capital with any other person;

(vi)

in any way purports to restrict the business activity of Capital or limit the freedom of Capital to engage in any line of business or to compete with any person;

(vii)

contains a warranty, guaranty, and/or other similar undertaking with respect to contractual performance extended by Capital;

(viii)

upon and as a direct result of the consummation of the transactions contemplated by this Agreement and the Plan of Merger, will (either alone or upon the occurrence of any additional acts or events) result in any payments or benefits (whether of severance pay or otherwise) becoming due, or the acceleration or vesting of any rights to any payments of benefits, from Capital; or

(ix)

is with any employee, director or officer of Capital

(any Contract described in (i) through (ix) above to be referred to herein as a "Material Capital Contract").

(b)

Each Material Capital Contract is in full force and effect and enforceable in accordance with its terms (subject to bankruptcy, insolvency and other proceedings at law or in equity relating to the rights of creditors generally).

(c)

Except as set forth in Section 2.14(c) of the Seller's Disclosure Schedule, Capital has not received written notice of default under any Material Capital Contract, no default (without regard to any applicable grace or cure period) has occurred under any Material Capital Contract on the part of Capital, or, to the knowledge of Capital or Stockholder, on the part of any other party thereto, nor has any event occurred which with the giving of notice or the lapse of time, or both, would constitute any default on the part of Capital under any Material Capital Contract, nor to the knowledge of Capital or Stockholder, has any event occurred which with the giving of notice or lapse of time, or both, would constitute any default on the part of any other party to any Material Capital Contract.

(d)

Except as set forth in Section 2.14(d) of the Seller's Disclosure Schedule, no consent or approval of any party to any of the Material Capital Contracts is required for the execution, delivery or performance by Capital or Stockholder of this Agreement or by Capital of the Plan of Merger or for the consummation of the transactions contemplated hereby or thereby.

Section 2.15.  Title to Properties; Absence of Liens and Encumbrances.

(a)

Except as disclosed in Section 2.15(a) of the Seller's Disclosure Schedule, Capital has good and valid title to all of its properties and assets reflected on the Unaudited Financial Statements, or, in the case of leased properties and assets, valid leasehold interests in such properties and assets, in each case free and clear of all Liens except for:  (i) Liens reflected on the Unaudited Financial Statements, (ii) Liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or materially impair the use of, such property as it is presently used, (iii) liens for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and for which appropriate reserves in accordance with United States generally accepted accounting principles have been created and (iv) mechanic's, materialmen's and similar liens arising in the ordinary course of business or by operation of law.

(b)

Section 2.15(b) of the Seller's Disclosure Schedule sets forth a true, complete and correct list of all real property owned or leased by Capital.  Capital is in compliance in all material respects with the terms of all leases for real property to which it is a party.  Capital is not a party to any lease, assignment or similar arrangement under which Capital is a lessor, assignor or otherwise makes available for use by any third party any portion of Capital's owned or leased real property.

(c)

The facilities, property and equipment owned, leased or otherwise used by Capital are in a good state of maintenance and repair, free from material defects and in good operating condition (subject to normal wear and tear) and suitable for the purposes for which they are presently used.

(d)

All tangible assets which are leased by Capital have been maintained with the manufacturers' standards and specifications required by each such lease such that at each such termination of the lease such assets can be returned to their owner without any further material obligation on the part of Capital with respect thereto.

Section 2.16.  Off Balance Sheet Liabilities.  Section 2.16 of the Seller's Disclosure Schedule sets forth a true, complete and correct list, as of the date hereof, of all transactions, arrangements and other relationships between and/or among Capital, any of its affiliates, and any special purpose or limited purpose entity or entities, including limited partnerships and limited liability companies that are beneficially owned by or were formed at the direction of Capital or any of its affiliates and are not included on a consolidated basis with Capital in the Unaudited Financial Statements.

Section 2.17.  Customers.  Section 2.17 of the Seller's Disclosure Schedule sets forth an accurate and complete list of all business customers of Capital ("Customers") as of the most recent practicable date, for each of whom Capital is listed on the appropriate records of any insurance company whose insurance products such Customer has purchased through the services of Capital as the "agent of record" for such product.  To Capital's knowledge, there has not been any adverse change in the business relationship, and there has been no material dispute, between Capital and any of the Customers.

Section 2.18.  Insurance Coverages.  Section 2.18 of the Seller's Disclosure Schedule sets forth an accurate and complete list of all of the insurance policies and coverages presently maintained by Capital covering its business, properties, operations, principals and employees, including without limitation, general business insurance, director and officer and employment practices  liability insurance, errors and omissions insurance and property and casualty insurance.  The list identifies, in the case of each such insurance, the dollar amount of coverage (in the aggregate and per occurrence); the identity of the company or companies providing such insurance and reinsurance, if any; the amount of annual premiums and when payable; the expiration date or dates of the policies; and the extent and nature of recent claims and whether or not such claims were or are being contested.

Section 2.19.  Brokers.  No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Capital or Stockholder.

Section 2.20.  Stockholder Acquiring AFC Common Stock for Investment Purposes.  Stockholder is acquiring the shares of AFC Common Stock to be received by Stockholder in connection with the Merger, including any shares that may be received by Stockholder as Post-Closing Consideration, solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of Section 2(11) of the Securities Act, other than any such resale by or for the benefit of Stockholder as shall be exempt from registration under Federal and state securities laws and otherwise complies with all applicable provisions of Federal and state securities laws.  This representation by Stockholder shall be superseded in its entirety by the representations and warranties given by Stockholder at such time as Stockholder executes and delivers the Investment Letter referenced in Section 4.3(d).

Section 2.21.  Accuracy of Representations and Warranties.  All representations and warranties of Capital and Stockholder set forth in this Agreement and in any other agreement, certificate or document required to be delivered or given by Capital or Stockholder to GFN, AFC or Newco in connection with the Acquisition, as updated to the extent required and permitted to be updated, will be true and correct at the Effective Time with the same force and effect as if made at that time.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF GFN, AFC AND NEWCO

Each of GFN, AFC and Newco hereby represents and warrants to each of Capital and Stockholder that:

Section 3.1.  Organization of GFN, AFC and Newco; Corporate Authority.

(a)

Each of AFC and Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.  AFC is qualified or licensed as a foreign corporation authorized to do business in each other jurisdiction where the failure to so qualify could reasonably be expected to result in a Material Adverse Effect on AFC.  Newco is an inactive, newly organized corporation formed solely to effect the Merger and Acquisition.  GFN is a national bank in good standing under the National Bank Act.  Each of GFN, AFC and Newco has all requisite corporate power to own, operate and lease its assets and to carry on its business as now being conducted by it.  Each of GFN, AFC and Newco has delivered to Capital correct and complete copies of its Certificate of Incorporation or Articles of Association and its By-Laws as in effect on the date hereof.

(b)

Each of GFN, AFC and Newco has full corporate power and authority to execute, deliver and perform this Agreement and, if such entity is a party to the Plan of Merger or the Certificate of Merger, to execute, deliver and perform such plan or certificate, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Plan of Merger, the Certificate of Merger and all other documents and agreements to be delivered pursuant hereto and thereto and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors of GFN, AFC and Newco, to the extent such entities are parties thereto, and assuming approval of the Plan of Merger and the Merger by the shareholders of Newco, no other corporate proceedings on the part of GFN, AFC Newco or the shareholders of any of them will be necessary to authorize the Merger, this Agreement, the Plan of Merger, or any related documents or agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Plan of Merger have been duly and validly executed and delivered by GFN, AFC and Newco, to the extent such entities are parties thereto, and the Certificate of Merger when executed on the Closing Date will be duly and validly executed and delivered by Newco.  This Agreement and the Plan of Merger constitute legal, valid and binding agreements of GFN, AFC and Newco, to the extent such entities are parties thereto, each enforceable in accordance with its terms, and the Certificate of Merger when executed on the Closing Date will constitute a legal, valid and binding agreement of Newco enforceable in accordance with its terms, subject in the case of each of the above, to any applicable bankruptcy, insolvency (including all applicable laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

Section 3.2.  Capitalization.

(a)

As of June 30, 2004, the authorized capital stock of AFC consisted of (i) Twenty Million (20,000,000) shares of common stock (AFC Common Stock), of which 9,925,044 shares were then issued and outstanding and an additional 3,161,075 shares were then held in the treasury, and (ii) One Million (1,000,000) shares of preferred stock, none of which were then issued and outstanding. All of the outstanding shares of AFC Common Stock on such date were duly authorized and validly issued and were fully paid and nonassessable and were issued in conformity with applicable laws.

(b)

The shares of AFC Common Stock are quoted on NASDAQ.

Section 3.3.  SEC Reports; Financial Statements.  AFC has filed all required forms, reports and documents with the U.S. Securities Exchange Commission ("SEC") required to be filed therewith since January 1, 2004 (the "SEC Reports"), and each of the SEC Reports complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms, reports and documents were filed.  None of the SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent any such statement or omission may have been superseded by statements or omissions contained in SEC Reports subsequently filed by AFC.  The consolidated financial statements (including any related notes and schedules thereto) contained in the SEC Reports have been prepared in all material respects in accordance with United States generally accepted accounting principles consistently applied and maintained throughout the periods indicated, except where noted therein, and fairly present in all material respects the consolidated financial condition of AFC and its subsidiaries at their respective dates and the results of their operations and changes in financial position for the periods covered thereby, in each case in conformity with United States generally accepted accounting principles (subject to normal year-end adjustments and except that unaudited financial statements do not contain all footnotes required for audited financial statements).

Section 3.4.  Consents and Approvals; No Violations.  To the knowledge of GFN, AFC and Newco, except for the Required Regulatory Filings and Approvals (as defined in Section 2.5), no filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary in connection with the execution and delivery by GFN, AFC or Newco of this Agreement or the Plan of Merger, to the extent that such entity is a party thereto, or in connection with the consummation by GFN, AFC or Newco of the transactions contemplated hereby or thereby.  Neither the execution, delivery and performance by GFN, AFC and Newco of this Agreement or the Plan of Merger nor the consummation by such entities of the transactions contemplated hereby or thereby will (i) conflict with or result in a breach of any provision of the respective Certificate of Incorporation or Articles of Incorporation or By-Laws (or similar governing documents) of GFN, AFC and Newco; (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any material Contract to which GFN, AFC or Newco is a party or by which any of them or their respective properties or assets are bound; (iii) to the knowledge of GFN, AFC or Newco, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any Contract (other than any material Contract) to which GFN, AFC or Newco is a party or by which any of them or their respective properties or assets are bound; or (iv) violate any order, writ, injunction or decree to which GFN, AFC or Newco is subject, or any law, statute, rule or regulation applicable to GFN, AFC or Newco or any of their respective properties or assets.

Section 3.5.  No Default.  None of GFN, AFC or Newco is in breach, default or violation (and no event has occurred that with notice or the lapse of time, or both, would constitute a material breach, default or violation) of any material term, condition or provision of (i) its Certificate of Incorporation or Articles of Incorporation or its By-Laws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, Contract, agreement or other instrument or obligation to which GFN, AFC or Newco is now a party or by which any of them or their respective properties or assets may be bound, or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to GFN, AFC or Newco or any of their respective properties or assets.

Section 3.6.  Absence of Certain Changes.  Except as set forth in Section 3.6 of the Buyer's Disclosure Schedule, since December 31, 2003, each of GFN and AFC has conducted its business in the ordinary course consistent with past practices and there has not occurred any material change, event or condition (whether or not covered by insurance) that has resulted in a Material Adverse Effect with respect to either.

Section 3.7.  Litigation.  Except as disclosed in the SEC Reports filed prior to the date hereof or as set forth in Section 3.7 of the Buyer's Disclosure Schedule, there are no suits, claims, actions, proceedings or investigations pending or, to the knowledge of GFN or AFC, threatened, against GFN or AFC before any governmental entity that, if decided adversely to GFN or AFC, would, individually or in the aggregate, have a Material Adverse Effect on GFN or AFC.  Except as disclosed in the SEC Reports filed prior to the date hereof, neither GFN nor AFC is subject to any outstanding order, writ, injunction or decree of any Governmental Entity that would, individually or in the aggregate, result in a Material Adverse Effect on GFN or AFC.

Section 3.8.  Compliance with Applicable Law.  Each of GFN and AFC has complied with, is not in violation of, and has not received notices of violation with respect to, any law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except where such noncompliance or violation could not reasonably be expected to result in a Material Adverse Effect on such entity.

Section 3.9.  Accuracy of Representations and Warranties. All representations and warranties of each of GFN, AFC and Newco set forth in this Agreement and the Plan of Merger and in any agreement, certificate or other document required to be delivered or given to Capital or Stockholder by GFN, AFC or Newco pursuant to this Agreement or the Plan of Merger or referred to in this Agreement or the Plan of Merger or in any such other agreement, certificate or document will be true and correct at the Effective Time with the same force and effect as if made at that time.

ARTICLE 4

COVENANTS

Section 4.1.  Conduct of Business of Capital.  Except as otherwise contemplated by this Agreement, Capital will conduct its operations in the ordinary course of business consistent with past practices and, to the extent consistent therewith, and with no less diligence and effort than would be applied in the absence of this Agreement, will seek to preserve intact its current business organization, keep available the service of its current officers and employees and preserve its relationships with customers and suppliers with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time.  Stockholder will continue to serve as president and chief executive officer of Capital and to perform faithfully his duties in such positions in substantially the manner he has previously performed such duties.  Without limiting the generality of the foregoing, during the period from the date hereof to the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Capital will not (and Stockholder will use best efforts and exercise all requisite power and authority to ensure that Capital will  not), without the express written consent of GFN:

(a)

amend its Certificate or Articles of Incorporation or By-Laws (or other similar governing document);

(b)

authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights);

(c)

split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities;

(d)

alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure or ownership of Capital;

(e)

(i) incur, assume or forgive any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business consistent with past practices or trade payables arising in the ordinary course of business consistent with past practices; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, continently or otherwise) for the obligations of any other person; (iii) make any loans, advances or capital contributions to or investments in any other person (other than customary loans or advances to employees in each case in the ordinary course of business consistent with past practices); (iv) pledge or otherwise encumber shares of its capital stock; or (v) mortgage or pledge any of its material properties or assets, or create or suffer to exist any material Lien thereupon;

(f)

except as may be required by law, (i) enter into, adopt, amend in any manner or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent or other compensatory plan, or any stock purchase agreement, (ii) enter into, adopt, amend or terminate any pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (iii) increase in any manner or agree to increase the compensation or fringe benefits of any director, officer or employee or consultant or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except for normal increases in cash compensation in the ordinary course of business consistent with past practices;

(g)

other than activities in the ordinary course of business consistent with past practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets or properties or other rights or agreements;

(h)

unless required by a change in applicable law or in United States generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

(i)

make or rescind any express or deemed election relating to Taxes or settle or compromise any Tax liability or enter into any closing or other agreement with any Tax authority; or file or cause to be filed any amended Tax Return, file or cause to be filed any claim for refund of Taxes previously paid, or agree to an extension of a statute of limitations with respect to the assessment or determination of Taxes;

(j)

fail to file any Tax Returns when due, fail to cause such Tax Returns when filed to be true, correct and complete, prepare or fail to file any Tax Return in a manner inconsistent with past practices in preparing or filing similar Tax Returns in prior periods or, on any such Tax Return, take any position, make any election, or adopt any method that is inconsistent with positions taken, elections made or methods used in preparing or filing similar Tax Returns in prior periods, in each case, except to the extent required by applicable law; or fail to pay any Taxes when due;

(k)

settle or compromise any pending or threatened suit, action or claim;

(l)

allow any insurance policy of Capital to be amended or terminated without replacing such policy with a policy providing at least equal coverage, insuring comparable risks and issued by an insurance company financially comparable to the prior insurance company;

(m)

take any action that is intended or may reasonably be expected to result in any of its representations or warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to consummation of the Merger or the Stock Transfer as set forth in Article 5 not being satisfied;

(n)

take any action or enter into any agreement that could reasonably be expected to jeopardize or materially delay the filing or receipt of any of the Required Regulatory Filings and Approvals (as defined in Section 2.5); or

(o)

agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(n).

Section 4.2.  Conduct of Business of GFN and AFC.  Except as otherwise contemplated by this Agreement, neither GFN nor AFC shall, nor shall either permit any of its subsidiaries to:

(a)

take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue, or in any of the conditions to consummation of the Merger as set forth in Article 5 not being satisfied; or

(b)

take any action or enter into agreement that could reasonably be expected to jeopardize or materially delay the filing or receipt of any Required Regulatory Filings and Approvals.

Section 4.3.  Approval of Merger and Related Agreements by Capital Shareholders and Newco Shareholders.

(a)

Stockholder will vote all shares of Capital Common Stock owned by Stockholder in favor of and "FOR" the Plan of Merger, the Merger provided for therein and any other transactions provided for herein relating to the Merger or Acquisition as to which action on the part of Capital shareholders is required or reasonably requested by any party hereto.

(b)

GFN, the sole shareholder of Newco, will vote all shares of the common stock of Newco owned by it in favor of and "FOR" the Plan of Merger, the Merger provided for therein and any other transactions provided for herein relating to the Merger or Acquisition as to which action on the part of Newco shareholders is required or reasonably requested by any party hereto.

(c)

The Board of Directors of each of Capital and Newco will act as soon as reasonably possible after the date hereof to put to a vote of the shareholders of such entity for their approval the Plan of Merger, the Merger provided for therein, and the other transactions provided for herein relating to the Merger or Acquisition as to which a vote of such shareholders is required or reasonably requested by any party hereto, or to obtain a written consent from the shareholder or shareholders of such entity approving such matters.

(d)

Stockholder will execute and deliver to AFC as soon as reasonably practicable an Investment Letter substantially in the form attached hereto as Exhibit I, and the Board of Directors of Capital and Stockholder will recommend and encourage any other person who is now or becomes before the Effective Time a Capital Shareholder to execute such an Investment Letter on or before such time.

Section 4.4.  Stock Exchange Listing of AFC Common Stock.  AFC will use all commercially reasonable efforts to cause the shares of AFC Common Stock to be issued in the Merger to be approved for quotation on the NASDAQ, subject to official notice of issuance, prior to the issuance of such shares pursuant to the terms of this Agreement and the Plan of Merger.

Section 4.5.  Access to Information.

(a)

Between the date hereof and the earlier of the Closing Date or the date this Agreement is terminated in accordance with its terms, Capital and Stockholder will provide GFN, AFC and Newco and their authorized representatives with reasonable access to all employees, offices, and other facilities and to all books and records of Capital as GFN, AFC and Newco may reasonably require, and will cause its officers to furnish GFN, AFC and Newco and their authorized representatives with such financial and operating data and other information with respect to the business and properties of Capital as GFN, AFC and Newco may from time to time reasonably request.

(b)

Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of any other party to this Agreement in connection with the transactions contemplated by this Agreement.

Section 4.6.  Certain Filings; Reasonable Efforts.  Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Plan of Merger, including using all commercially reasonable efforts to do the following:  (i) obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement and the Plan of Merger, (ii) contest any legal proceeding instituted by any person not a party to this Agreement seeking to prevent consummation of the transactions provided for hereunder, and (iii) execute any additional instruments necessary to consummate the transactions contemplated hereby and thereby. If, at any time after the Closing Date, any further action is necessary to carry out the purposes of this Agreement and the Plan of Merger, the proper officers and directors of each party hereto and thereto shall take all such necessary action.

Section 4.7.  Public Announcements.  Subject to any requirement of applicable law or rules of the NASDAQ, all public announcements or similar publicity with respect to this Agreement or the Plan of Merger or the transactions contemplated hereby or thereby shall be issued prior to or on the Closing Date only with the consent of GFN and Capital (the "Disclosing Parties").  In the event any public announcement is required to be made by either Disclosing Party or its affiliates pursuant to any law, the two Disclosing Parties shall use reasonable efforts to agree on a mutually satisfactory text for such public announcement.  Unless consented to by both Disclosing Parties in advance prior to the Closing Date, all parties hereto shall keep the provisions of this Agreement strictly confidential and make no disclosure thereof to any person, other than such parties' respective legal and financial advisors and appropriate regulatory authorities, subject to the requirements of applicable law or NASDAQ rules.

Section 4.8.  Notification of Certain Matters.  Capital shall provide prompt notice to GFN, AFC and Newco, and GFN, AFC and Newco shall provide prompt notice to Capital, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate such that the conditions to consummation of the Merger or Stock Transfer as set forth in Article 5, as applicable, would not be satisfied and (ii) any failure of Capital, Stockholder, GFN, AFC or Newco, as the case may be, to comply with or satisfy in any material respect any covenant, agreement or condition to be complied with or satisfied by it hereunder such that the conditions to consummation of the Merger as set forth in Article 5, as applicable, would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 4.8 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 4.9.  Termination of 401(k) Plan.  Capital and each ERISA Affiliate that is a plan sponsor of a 401(k) plan agrees to adopt resolutions to terminate its 401(k) plan and fully vest plan participants immediately prior to the Closing Date, unless GFN, in its sole and absolute discretion, provides Capital with written notice at least seven (7) days before the Closing Date that any such 401(k) plan shall be continued after the Closing Date.  Unless such notice is received, GFN shall receive from Capital evidence that the Board of Directors of Capital or the particular ERISA Affiliate, as appropriate, has adopted resolutions to terminate its 401(k) plan (the form and substance of which resolutions shall be subject to review and approval of GFN), effective as of the day immediately preceding the Closing Date but contingent on the Merger becoming effective.

Section 4.10.  Lump Sum Distributions.  In the event that Capital or any ERISA Affiliate terminates any 401(k) plan pursuant to Section 4.9, above, Capital and each ERISA Affiliate agrees to amend any Capital- or ERISA Affiliate-sponsored profit sharing plan that is intended to be qualified under Code Section 401(a), including any 401(k) plan, to provide that plan distributions shall be made solely in the form of a lump sum and any other forms of distribution shall cease to be available after the ninety (90) day period described in United States Income Tax Treasury Regulation section 1.411(e)(1)(ii)(A).  Subject to the preceding sentence, such amendment shall be adopted pursuant to the same resolutions provided for under Section 4.9 and shall be contingent on the Merger becoming effective.

Section 4.11.  Employee Benefits.

(a)

GFN agrees that it will provide individuals who are employees of Capital immediately before the Effective Time (other than any employees subject to collective bargaining agreements) and who continue to be employed by Capital or GFN or any affiliates of GFN, after the Effective Time ("Pre-Closing Capital Employees"), with compensation and employee benefits that are, in the aggregate, not less favorable than those provided to such employees by Capital before the Effective Time.  The foregoing shall not be construed to prevent, following the Effective Time, the termination of employment of any Pre-Closing Capital Employee.

(b)

The provisions of this Section 4.11 are not intended to create rights of third party beneficiaries.

Section 4.12.  Takeover Statutes.  If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, the parties hereto and each of them shall use their respective reasonable best efforts to grant or secure any required consents or approvals and take all such actions as are reasonable and legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects (including any resulting delays) of any such statute or regulation on the transactions contemplated hereby.

Section 4.13.  Tax Free Reorganization  Each of Capital, Stockholder, GFN, AFC and Newco agrees to refrain from taking any action prior to, on, or after the Effective Time that might reasonably be expected to cause the Merger to fail to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Code.

Section 4.14.  Property Lease.  Within thirty (30) days after the Closing Date, GFN, AFC and Capital shall enter into a lease agreement with Stockholder or an affiliate of Stockholder, providing for the lease to GFN, AFC and/or Capital of the premises constituting the present main office of Capital at 429 Saratoga Road in South Glens Falls, New York, on the terms and conditions set forth on Exhibit J attached hereto (the "Property Lease").

Section 4.15.  Delivery of Seller's Disclosure Schedule.  Within two (2) business days following the date of this Agreement, Capital and Stockholder agree to deliver to GFN and AFC the Seller's Disclosure Schedule referenced herein, containing the information required to be set forth therein as of the date of this Agreement or as of such other date as is specified therefor in this Agreement.

ARTICLE 5

CONDITIONS TO CONSUMMATION OF THE ACQUISITION

Section 5.1.  Conditions to the Obligation of Each Party to the Merger to Effect the Merger.  The obligation of each constituent entity to the Merger, such being Capital and Newco (each, a "Merger Party"; collectively, the "Merger Parties"), to effect the Merger, and the obligation of AFC to issue shares of AFC Common Stock at the Effective Time as Closing Consideration, is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or other Governmental Entity having jurisdiction over a Merger Party or AFC that prohibits, restrains, enjoins or restricts the consummation of the Merger or the issuance of the Closing Consideration;

(b)

all regulatory approvals required to be received by one or more of the Merger Parties in order to consummate the Merger shall have been received and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired;

(c)

all other consents, approvals and waivers required to be received by one or more of the Merger Parties in order to consummate the Merger shall have been received and shall remain in full force and effect;

(d)

Capital and Newco shall have entered into the Plan of Merger, and AFC shall have joined in the Plan of Merger and the same shall be in full force and effect;

(e)

GFN, AFC, Newco, Capital and Stockholder shall have entered into the Post-Closing Payment Agreement and the same shall be in full force and effect;

(f)

GFN, AFC and Stockholder shall have entered into a certain Employment Agreement by and among GFN, AFC and Stockholder (the "Employment Agreement"), substantially in the form of Exhibit K attached hereto, and the same shall be in full force and effect;

(g)

the Certificate of Merger shall have been executed by the appropriate parties and the same shall have been accepted for filing with the Secretary of State of New York; and

(h)

no Capital shareholder shall have received or be entitled to receive any consideration in connection with the Merger, including any Post-Closing Consideration, in exchange for his or her shares of Capital in the Merger or in exercise of any rights of such a shareholder arising out of the Merger, except shares of AFC Common Stock and cash in lieu of any fractional share of AFC Common Stock otherwise receivable by such shareholder.

Section 5.2.  Conditions to the Obligation of Capital to Effect the Merger.  The obligation of Capital to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

the representations and warranties of GFN, AFC and Newco contained in this Agreement and the Plan of Merger shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate exclusively to an earlier date or dates, in which case such representations shall be true and correct in all material respects as of such earlier date or dates) and, on the Closing Date, GFN, AFC and Newco shall have delivered to Capital a certificate to that effect, executed by two (2) executive officers of each of GFN, AFC and Newco;

(b)

each of the covenants and obligations of GFN, AFC and Newco to be performed at or before the Effective Time pursuant to the terms of this Agreement and the Plan of Merger shall have been duly performed in all material respects at or before the Effective Time and, on the Closing Date, GFN, AFC and Newco shall have delivered to Capital a certificate to that effect, executed by two (2) executive officers of each of GFN, AFC and Newco;

(c)

the shares of AFC Common Stock issuable to Stockholder and any other Capital Shareholders as of the Effective Time pursuant to this Agreement and the Plan of Merger shall have been authorized for quotation on the NASDAQ upon official notice of issuance; and

(d)

there shall not have occurred and be continuing after the date of this Agreement a Material Adverse Effect on GFN or AFC.

Section 5.3.  Conditions to the Obligation of Newco to Effect the Merger and AFC to Issue AFC Common Stock as Closing Consideration.  The obligation of Newco to effect the Merger and of AFC to issue shares of AFC Common Stock as Closing Consideration are subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)

the representations and warranties of Capital and Stockholder contained in this Agreement and the Plan of Merger shall be true and correct in all material respects at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate exclusively to an earlier date or dates, in which case such representations shall be true and correct in all material respects as of such earlier date or dates) and, on the Closing Date, Capital and Stockholder shall have delivered to GFN, AFC and Newco a certificate to that effect, executed by Stockholder in his capacity as an executive officer of Capital and individually;

(b)

each of the covenants and obligations of Capital and Stockholder to be performed at or before the Effective Time pursuant to the terms of this Agreement and the Plan of Merger shall have been duly performed in all material respects at or before the Effective Time and, on the Closing Date, Capital and Stockholder shall have delivered to GFN, AFC and Newco a certificate to that effect, executed by Stockholder in his capacity as an executive officer of Capital and individually;

(c)

there shall have not occurred and be continuing after the date of this Agreement a Material Adverse Effect on Capital; and

(d)

Stockholder and each other Capital Shareholder, if any, who is entitle to receive any shares of AFC Common Stock as of the Effective Time shall have delivered to AFC an executed Investment Letter substantially in the form attached hereto as Exhibit I dated as of the Closing Date.

ARTICLE 6

INDEMNIFICATION; REMEDIES

Section 6.1.  Survival of Representations, Warranties and Covenants.  The representations and warranties of the parties set forth in this Agreement, including information set forth in the Seller's Disclosure Schedule made as a part hereof, shall survive the Effective Time.  No investigation by any party or its representatives prior to the Closing Date shall affect or limit the representations, warranties or covenants of any party set forth herein or be considered in determining whether any party shall have the right to be indemnified for any matter pursuant to this Agreement.  The consummation by the parties hereto of the transactions contemplated hereby with knowledge of a breach of a representation, warranty, covenant or agreement by the other party shall not constitute a waiver of a claim for the non-breaching party's Damages (defined below), if any, with respect to such breach.

Section 6.2.  Indemnification by Stockholder.  Stockholder shall indemnify, defend and hold harmless GFN, AFC, Newco and their respective agents, representatives, employees, officers, directors, shareholders, controlling persons and affiliates (each, an "Indemnified Party" and collectively the "Indemnified Parties") from and against, and shall reimburse the Indemnified Parties for, any loss, liability, claim, damage or expense (including, but not limited to, costs of investigation and defense and reasonable attorneys' fees) incurred by the Indemnified Parties, or any of them, whether or not involving a third-party claim (collectively, "Damages"), arising from or in connection with (a) any inaccuracy in any of the representations and warranties of Capital or Stockholder in this Agreement or the Plan of Merger or in any agreement, certificate or other document delivered by Capital or Stockholder pursuant hereto or thereto, (b) any failure of Capital or Stockholder to perform or comply with any agreement to be performed or complied with by it under this Agreement or the Plan of Merger or any such other agreement, (c) any claim by any person for brokerage or finder's fees or similar payments in connection with any of the transactions contemplated hereunder as the result of brokers, finders or investment bankers retained by Capital or Stockholder, or (d) any claim by any direct or indirect holder or former holder of Capital Common Stock or other securities of Capital, other than Stockholder, arising out of the Acquisition, the Merger, the transactions relating thereto or negotiations leading thereto.

Section 6.3.  Procedure for Indemnification – Third Party Claim.  Promptly after receipt by an Indemnified Party of oral or written notice of a claim or the commencement of any proceeding against it, such Indemnified Party shall, if a claim in respect thereof is to be made against Stockholder under this Article 6, give written notice to Stockholder of the commencement thereof, but the failure to so notify Stockholder shall not relieve Stockholder of any liability that it may have to any Indemnified Party except to the extent Stockholder demonstrates that the defense of such action is prejudiced thereby. In case any such proceeding shall be brought against an Indemnified Party and it shall give notice to Stockholder of the commencement thereof, Stockholder shall be entitled to participate therein and, to the extent that it shall so desire (unless Stockholder is also a party to such proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate) to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Party and, after notice from Stockholder to such Indemnified Party of its election so to assume the defense thereof, Stockholder shall not be liable to such Indemnified Party under Section 6.2 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case, subsequently incurred by such Indemnified Party in connection with the defense thereof. If Stockholder assumes the defense of such proceeding, (a) no compromise or settlement thereof may be effected by Stockholder without the Indemnified Party's consent (which shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Party and (ii) the sole relief provided is monetary Damages that are paid in full by Stockholder and (b) the Indemnified Party shall have no liability with respect to any compromise or settlement thereof effected without its consent. If notice is given to Stockholder of the commencement of any proceeding and Stockholder does not, within fifteen (15) business days after the Indemnified Party's notice is given, give notice to the Indemnified Party of Stockholder's election to assume the defense thereof, Stockholder shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Party. Notwithstanding the foregoing, if an Indemnified Party determines in good faith that (x) there is a conflict of interest between Stockholder and the Indemnified Party in the conduct of the defense of such third party claim or (y) there are specific defenses available to the Indemnified Party which are different from or additional to those available to Stockholder and which could be materially adverse to Stockholder, then the Indemnified Party shall have the right to assume and direct the defense of such claim. In such an event, (i) Stockholder shall not be bound by any determination of a proceeding so defended or any compromise or settlement thereof effected without the consent of Stockholder (which shall not be unreasonably withheld) and (ii) Stockholder shall pay the reasonable fees and disbursements of counsel of Stockholder and one counsel to all the Indemnified Parties. In any event, except as otherwise provided herein, the Indemnified Party and Stockholder may each participate, at the expense of each, in the defense of such claim. All indemnification obligations of Stockholder shall survive any termination of this Agreement pursuant to Article 7 hereof.

ARTICLE 7

TERMINATION; AMENDMENT; WAIVER

Section 7.1.  Termination of Merger.  This Agreement may be terminated and the Merger provided for herein and in the Plan of Merger may be abandoned at any time prior to the Closing Date:

(a)

by mutual written consent of GFN, AFC, Newco, Capital and Stockholder;

(b)

by either GFN or Capital, if (i) any court of competent jurisdiction or other governmental entity having jurisdiction over a party hereto shall have issued a final order, decree or ruling, or taken any other final action, permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Acquisition has not been completed by November 30, 2004 (the "Final Date"), provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement or the Plan of Merger shall have been the reason that the Acquisition shall not have been completed on or before the Final Date;

(c)

by Capital, if (i) there shall have been a breach of any representation or warranty on the part of GFN, AFC or Newco set forth in this Agreement or the Plan of Merger, or if any such representation or warranty of GFN, AFC or Newco shall have become untrue, in either case, such that the condition set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, provided that neither Capital nor Stockholder has breached any of the obligations of such party hereunder or under the Plan of Merger in any material respect which breach shall be continuing at such time; or (ii) there shall have been a material breach by GFN, AFC or Newco of any of its covenants or obligations to be performed under this Agreement or the Plan of Merger, and GFN, AFC or Newco, as the case may be, has not cured such breach (if capable of being cured) within twenty (20) business days after notice by Capital thereof, provided that neither Capital nor Stockholder has breached any of the obligations of such party hereunder or under the Plan of Merger in any material respect which breach shall be continuing at such time.

(d)

by GFN, if (i) there shall have been a breach of any representation or warranty on the part of Capital or Stockholder set forth in this Agreement or the Plan of Merger, or if any such representation or warranty of Capital or Stockholder shall have become untrue, in either case, such that the condition set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, provided that none of GFN, AFC and Newco has breached any of its obligations hereunder or under the Plan of Merger in any material respect which breach shall be continuing at such time; or (ii) there shall have been a material breach by Capital or Stockholder of any of its covenants or obligations to be performed under this Agreement or the Plan of Merger, and Capital or Stockholder has not cured such breach (if capable of being cured) within twenty (20) business days after notice by GFN thereof, provided that none of GFN, AFC and Newco has breached any of its obligations hereunder or under the Plan of Merger in any material respect which breach shall be continuing at such time; or (iii) the Seller’s Disclosure Schedule delivered to GFN and AFC within two (2) business days following execution of this Agreement pursuant to Section 4.15 above, and setting forth certain information relating to Capital and Stockholder, reveals any change, event or condition relating to the business, results of operations, financial condition, assets, prospects, corporate structure or customer base of Capital or the financial condition, prospects or business of Stockholder not previously known to GFN or AFC or their agents, employees or representatives that, individually or in the aggregate, might reasonably be understood to constitute a materially adverse effect on any of the foregoing or to materially diminish the attractiveness of the Acquisition from the perspective of GFN and AFC.

Section 7.2.  Effect of Termination.  Upon the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect and there shall be no consequent liability under this Agreement on the part of any party hereto, or any of its respective affiliates, directors, officers or shareholders, to any other party hereto, or any of its respective affiliates, directors, officers or shareholders, and the provisions of this Agreement shall not survive such termination, other than the provisions of this Section 7.2, Sections 4.5(b) and 4.7, and all of Article 6, provided, however, that nothing contained in this Section 7.2 shall relieve any party from liability for any breach of this Agreement prior to such termination or for liability arising other than pursuant to this Agreement.

Section 7.3.  Amendment.  To the extent permitted by applicable law, this Agreement may be amended the parties hereto, by action taken by or on behalf of the respective Boards of Directors of Capital, GFN, AFC and Newco and with the approval of Stockholder.  Any such amendment must be by an instrument in writing signed on behalf of all of the parties hereto.

Section 7.4.  Waiver.  Any provision of this Agreement may be waived at any time by the party or parties for whose benefit such provision was included. No such waiver shall be effective unless in writing and signed by such party or all such parties.

ARTICLE 8

MISCELLANEOUS

Section 8.1.  No Registration of AFC Stock. Capital and Stockholder acknowledge and understand that (i) the offer and sale by AFC of the shares of AFC Common Stock to be issued pursuant to this Agreement and pursuant to the Post-Closing Payment Agreement to Stockholder and any other Capital Shareholders, or their successors and assigns, have not been and will not be registered under the Securities Act; (ii) the shares of AFC Common Stock to be issued at the Effective Time are being offered and sold by AFC in reliance upon an exemption from the Securities Act under Section 3(a)(11) and Rule 147 promulgated by the SEC pursuant thereto; (iii) there are substantial restrictions on the transferability of such shares of AFC Common Stock as a result of Section 3(a)(11) of the Securities Act and Rule 147 promulgated by the SEC pursuant thereto, including the requirement that during the period extending from the Closing Date until the date nine (9) months after the Closing Date, no such shares may be sold by Stockholder or any other person receiving or holding such shares to any other person who is not also a resident of the State of New York; (iv) the stock certificates issued by the Exchange Agent of AFC evidencing such shares will bear a legend setting forth the restriction on resale described in the preceding subsection (iii); (v) the shares will be subject to a stop transfer order entered on the books of the transfer agent of AFC Common Stock that will procure transfer thereof during the time period specified in subsection (iii) above, unless the restrictions identified therein are complied with; and (vi) certain other conditions and restrictions may apply to the sale or transfer of such shares, all as further provided in the Investment Letter.

Section 8.2.  Entire Agreement; Assignment.  This Agreement and the Plan of Merger, together with the Exhibits and Seller's Disclosure Schedules hereto and thereto and instruments and other documents and agreements referred to herein or therein, including the Post-Closing Payment Agreement, (i) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof, and (ii) shall not be assigned by operation of law or otherwise; provided, however, that Newco may assign any or all of its rights and obligations under this Agreement or the Plan of Merger to any other subsidiary of GFN, but no such assignment shall relieve Newco of its obligations hereunder or thereunder if such assignee does not perform such obligations.

Section 8.3.  Validity.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

Section 8.4.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

if to GFN, AFC or Newco:	Glens Falls National Bank and Trust Company 250 Glen Street Glens Falls, New York Attention: Chief Executive Officer Telephone: (518) 745-1000 Facsimile: (518) 761-0805
with a copy to:	Stinson Morrison Hecker LLP 100 South Fourth, 7th Floor St. Louis, MO 63102 Attention: Thomas B. Kinsock, Esq. Telephone: (314) 259-4596 Facsimile: (314) 259-4599
if to Capital or Stockholder to:	Capital Financial Group, Inc. 429 Saratoga Road South Glens Falls, NY Attn: John Webber Telephone: (518) 793-2885 Facsimile: (518) 798-7502
with a copy to:	William L. Nikas 116 Oak Street P.O. Box 267 Hudson Falls, NY 12839 Telephone: (518) 747-4169 Facsimile: (518) 747-8459

or to such other name and address as the person to whom notice was initially to have been given may have previously furnished to the other parties in writing in the manner set forth above.

Section 8.5.  Governing Law.  This Agreement shall be governed by and construed in accordance with the National Bank Act (to the extent applicable), and otherwise the laws of the State of New York without regard to the principles of conflicts of law set forth therein.

Section 8.6.  Descriptive Headings; Section References.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  All references herein to Articles, Sections, subsections, paragraphs and clauses are references to Articles, Sections, subsections, paragraphs and clauses of this Agreement unless specified otherwise.

Section 8.7.  Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, including permitted assigns under Section 8.2 hereof, and, except as expressly provided herein, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

Section 8.8.  Certain Definitions.  For the purposes of this Agreement the term:

(a)

"affiliate" means (except as otherwise provided in Sections 2.20 and 4.12) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

(b)

"business day" means any day other than a day on which banks in New York are required or authorized by law to be closed;

(c)

"capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to general elections of directors of the issuer;

(d)

"Contract" means all written or oral contracts, agreements, notes, bonds, indentures, mortgages, guarantees, options, leases, licenses, sales and purchase orders, warranties, commitments and other instruments of any kind;

(e)

"knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of Capital, GFN, AFC or Newco as the case may be.  Any such individual will be deemed to have actual knowledge of a particular fact, circumstance, event or other matter if (i) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic, including e-mails sent to or by such individual) in, or that have been in, such individual's possession, including personal files of such individual; or (ii) such fact, circumstance, event or other matter is reflected in one or more documents (whether written or electronic) contained in books and records of Capital (in the case of knowledge of Capital) or GFN, AFC or Newco (in the case of knowledge of GFN, AFC or Newco) that would reasonably be expected to be reviewed by an individual who has the duties and responsibilities of such individual in the customary performance of such duties and responsibilities.

(f)

"include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list;

(g)

"Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and, with respect to Capital, are disclosed in Section 2.12(b) of the Seller's Disclosure Schedule, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen to secure claims for labor, materials or supplies and other like liens and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws;

(h)

"Material Adverse Effect" means, with respect to any specified party to this Agreement, any event, change, condition, fact or effect which has or could reasonably be expected to have a material adverse effect on (i) the business, results of operations, or financial condition of such party and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement; and

(i)

"person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity, including any Governmental Entity.

Section 8.9.  No Personal Liability.  This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder, officer, director, employee, agent or representative of GFN, AFC or Newco or of any shareholder, officer, director, employee, agent or representative of Capital, except for (i) any personal liability or obligation arising under applicable law, and (ii) any personal liability or obligation of Stockholder as may arise under the express terms of this Agreement.

Section 8.10.  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same Agreement.

Section 8.11.  Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement, and, therefore, waive the application of any applicable law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 8.12.  Arbitration. Any claim or dispute between the parties hereto arising out of or in connection with this Agreement or any of the provisions hereof, or the interpretation, meaning or effect hereof, or the transactions contemplated hereby, shall be submitted to and determined by arbitration in Glens Falls, New York in accordance with the procedures, rules and regulations of the American Arbitration Association as in effect at such time, subject to the procedures set forth below.  Each of GFN (on behalf of itself and its affiliates) and Capital (on behalf of itself and Stockholder) shall select a person who, in the selecting party's sole discretion, it believes to be qualified to act as an arbitrator. The two arbitrators so chosen shall attempt to resolve any dispute by consensus. If the two arbitrators so chosen by the parties are unable to resolve the dispute, said arbitrators shall jointly select a third arbitrator and the dispute shall be resolved by the majority determination of the three arbitrators. The decision, findings or award of the arbitrator(s) in the matter determined as specified above shall be final and nonappealable and binding upon the parties (and their respective successors) with respect to the subject matter herein concerned, and judgment thereon may be entered in any court or forum having jurisdiction thereof.

Section 8.13.  Expenses.  Except as expressly otherwise provided herein, or as may subsequently be agreed by the parties involved, each party hereto shall bear its own expenses, in each case incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel and accountants and all filing fees in connection with filings made with Governmental Entities (as defined in Section 2.5).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the day and year first above written.

GLENS FALLS NATIONAL BANK AND TRUST COMPANY

By:

Name:

Title:

ARROW FINANCIAL CORPORATION

By:

Name:

Title:

429 SARATOGA ROAD CORPORATION

By:

Name:

Title:

CAPITAL FINANCIAL GROUP, INC.

By:

Name:

Title:

STOCKHOLDER

John Weber

Exhibit A

Plan of Merger

"B" Reorganization

_____________________________________________________________________________

PLAN OF MERGER

dated as of  November 29, 2004

between

CAPITAL FINANCIAL GROUP, INC.

and

429 SARATOGA ROAD CORPORATION

and joined in by

ARROW FINANCIAL CORPORATION

"B" Reorganization

PLAN OF MERGER

This PLAN OF MERGER ("Plan of Merger") dated as of November 29, 2004, between CAPITAL FINANCIAL GROUP, INC., a New York corporation and licensed insurance agency ("Capital") and 429 SARATOGA ROAD CORPORATION ("Newco"), a New York corporation and a wholly owned subsidiary of Glens Falls National Bank and Trust Company, a national bank with its main office in Glens Falls, New York ("GFN") and joined in by ARROW FINANCIAL CORPORATION ("AFC"), parent holding company of GFN.

WHEREAS, the Boards of Directors of Capital and Newco have determined that it is in the best interests of their respective companies and the shareholders of each to consummate the merger of Newco with and into Capital (the "Merger"), in accordance with the terms and conditions set forth herein and in a certain Agreement and Plan of Reorganization, dated the date hereof (the "Acquisition Agreement"), by and among GFN, AFC, Newco, Capital, and John Weber, the beneficial owner of all of the outstanding shares of capital stock of Capital ("Stockholder"); and

WHEREAS, pursuant to the Merger, GFN will acquire one hundred percent (100%) of the outstanding stock of Capital; and

WHEREAS, the Board of Directors of AFC has determined that it is in the best interests of AFC that the Merger be consummated and that shares of the common stock of AFC be issued to the former shareholders of Capital, and their successors, upon and after consummation of the Merger, as the sole consideration for their shares of stock of Capital, and in this regard has determined that AFC will join in this Plan of Merger.

NOW, THEREFORE, in consideration of the mutual premises contained herein, the parties hereto agree as follows:

ARTICLE 9

THE MERGER

Section 9.1.  Constituent Entities; Surviving Corporation.  The name of the merging corporation is "429 Saratoga Road Corporation."  The name of the receiving corporation is "Capital Financial Group, Inc."  The name of the corporation surviving the Merger is the name of the receiving corporation, "Capital Financial Group, Inc."

Section 9.2.  Effective Time; Closing Date.  The Merger will become effective as of a time and date respectively, (the "Effective Time"; and the "Closing Date") and at a place to be agreed upon by the merging parties, which time and date shall be not later than 11:59 p.m. on the second business day after satisfaction of the last to occur of the conditions to effectiveness of the Merger set forth in the Acquisition Agreement and shall be specified in a Certificate of Merger relating to the Merger.  The Certificate of Merger will be duly executed and acknowledged by the appropriate parties on the Closing Date and thereafter delivered to the Secretary of State of the State of New York for filing pursuant to Section 904 of the New York Business Corporation Law ("NYBCL").

Section 9.3.  Effects of the Merger.  The Merger shall have the effects set forth in Section 906 of the NYBCL.  Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Capital and Newco shall vest in Capital, and all debts, liabilities and duties of Capital and Newco shall become the debts, liabilities and duties of Capital.

Section 9.4.  Certificate of Incorporation and Bylaws.  At the Effective Time, the Certificate of Incorporation of Capital as in effect immediately prior thereto shall continue as the Certificate of Incorporation of Capital, amended at such time as set forth in Exhibit A hereto.  At the Effective Time, the By-Laws of Capital as in effect immediately prior thereto shall continue as the By-Laws of Capital, amended at such time to read in their entirety as set forth in Exhibit B hereto.

Section 9.5.  Directors.  As of the Effective Time, the directors of Capital shall become and consist exclusively of the five (5) individuals listed on Exhibit C hereto, each such director to hold office in accordance with the Certificate of Incorporation and By-Laws of Capital until such director's successor is duly elected or appointed and qualified.

Section 9.6.  Officers.  As of the Effective Time, the officers of Capital shall become and consist exclusively of the named individuals serving in the positions listed for each in Exhibit D hereto, each such officer to hold office in accordance with the Certificate of Incorporation and By-Laws of Capital until such officer's successor is duly elected or appointed and qualified.

ARTICLE 10

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT ENTITIES

Section 10.1.  Capital Stock of Capital. As of the date of this Plan of Merger, Capital has authorized capital stock of  two hundred (200) shares, all of which are shares of common stock, stated value $10.00 per share ("Capital Common Stock").  One hundred (100) shares of Capital Common Stock are issued and outstanding; no such shares are held in the treasury of Capital.

Section 10.2.  Capital Stock of Newco.  As of the date of this Plan of Merger, Newco has authorized capital stock of one hundred (100) shares, all of which are shares of common stock, par value $100.00 per share ("Newco Common Stock").  Ten (10) shares of Newco Common Stock are issued and outstanding; no such shares are held in the treasury of Newco.

Section 10.3.  Conversion of Shares; Distribution of Shares.

(a)

At the Effective Time, each share of Capital Common Stock issued and outstanding immediately prior thereto, except for any such shares held by AFC or affiliates of AFC ("Excluded Shares"), shall, by virtue of the Merger and without further action on the part of any party, be converted into and become (a) a number of fully paid and nonassessable shares of common stock, par value $1.00 per share, of AFC ("AFC Common Stock") equal to (i) one (1), multiplied by (ii) the Conversation Ratio, as defined in the ensuing sentence, and (b) the right to receive certain additional consideration after the Closing Date, including (I) a proportionate share of the Adjustment Amount, payable to former holders of Capital Common Stock pursuant to Section 2.3(e) below, and (II) if certain future conditions are satisfied, a proportionate share of certain Post-Closing Consideration, payable to former holders of Capital Common Stock or their successors pursuant to Section 2.3(f) below.  The "Conversion Ratio" shall be that number, rounded to the nearest ten-thousandth (four decimal places), obtained by dividing "A" by "B", where "A" equals (x) the Closing Consideration, that is, One Million Nine Hundred Eight Thousand Twenty-seven Dollars ($1,908,027), divided by (y) the number of shares of Capital Common Stock issued and outstanding immediately prior to such time (excluding any Excluded Shares), and where "B" equals the AFC Stock Value, as defined in the ensuing sentence.  The "AFC Stock Value" for purposes of this Plan of Merger shall equal the average daily closing price per share of AFC Common Stock as reported on the NASDAQ Stock Market ("NASDAQ") reporting system for the ten (10) consecutive trading days ending on and including the second trading day preceding the Closing Date, rounded to the nearest one-hundredth (1/100) of a cent.

(b)

At the Effective Time, each share of Capital Common Stock, if any, held held by AFC or any affiliate of AFC immediately prior thereto shall, by virtue of the Merger and without any further action on the part of any party, be canceled, retired and cease to exist, and no shares of AFC Common Stock or any other consideration shall be delivered with respect thereto.

(c)

At the Effective Time, each share of Newco Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action on the part of any party, be converted into and become ten (10) shares of Capital Common Stock.

(d)

Following the Closing Date, each record holder of outstanding shares of Capital Common Stock, other than Excluded Shares, immediately prior to the Effective Time (each, a "Holder", collectively, the "Holders") shall, upon surrender to AFC's exchange agent ("Exchange Agent") of the certificate or certificates representing such Holder's shares of Capital Common Stock ("Capital Stock Certificates"), receive in exchange therefore from the Exchange Agent a certificate or certificates representing the shares of AFC Common Stock into which such Holder's shares of Capital Common Stock were converted at the Effective Time ("AFC Stock Certificates"), in accordance with Section 2.3(a) above.  In lieu of the issuance to any Holder of fractional shares of AFC Common Stock, such Holder shall receive from the Exchange Agent an amount of cash (without interest) determined by multiplying the AFC Stock Value by the fractional share interest to which such Holder would otherwise be entitled.  The parties acknowledge that payment of cash consideration in lieu of issuing fractional shares of AFC Common Stock was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.  Holders of shares of Capital Common Stock will have no dissenters' or appraisal rights in connection with the Merger.

(e)

Following the Closing Date, there also shall be distributed to the Holder or Holders who have surrendered their Capital Stock Certificates and received in exchange therefor AFC Stock Certificates, pursuant to Section 2.3(d) above, (each, an "Exchanging Shareholder") a proportionate share of the Adjustment Amount payable to Exchanging Shareholders, based on the Closing Date, as defined under Section 1.6(c) of the Acquisition Agreement, which distribution shall be in the form of shares of AFC Common Stock, as provided in such Section 1.6(c).

(f)

In periods following the Closing Date, there also shall be distributed to each Exchanging Shareholder, or his or her successors, if Capital delivers certain financial targets in such periods, a proportionate share of distributions of Post-Closing Consideration payable to Exchanging Shareholders and their successors, as defined and provided for in a certain Post-Closing Payment Agreement, dated the date of the Acquisition Agreement, by and among GFN, AFC, Newco, Capital and Stockholder, which distributions shall be in the form of shares of AFC Common Stock, as provided in such Post-Closing Payment Agreement.

ARTICLE 11

REPRESENTATIONS AND WARRANTIES; COVENANTS

Section 11.1.  Representations, Warranties and Covenants of the Parties.  The representations, warranties and covenants of the parties hereto, including AFC, given by any of them to any other of them in Sections 2, 3, or 4 of the Acquisition Agreement are hereby given again by such party to each such other party as a part of this Plan of Merger, as of the date hereof and/or as of such other date or dates as such representations, warranties or covenants may be given by such party to such other parties in the Acquisition Agreement, and each such representation, warranty and covenant is incorporated by reference herein.

ARTICLE 12

CONDITIONS TO CLOSING

Section 12.1.  Conditions to Each Party's Obligation To Effect the Merger.  The conditions to the respective obligations of the parties hereto, including AFC, to effect the Merger shall be those conditions set forth in Sections 5.1, 5.2 and 5.3 of the Acquisition Agreement.

ARTICLE 13

GENERAL PROVISIONS

Section 13.1.  Definitions.  All capitalized terms used herein but not defined herein shall have the meanings set forth in the Acquisition Agreement.

Section 13.2.  Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants in this Plan of Merger, whether set forth herein or  incorporated herein by reference from the Acquisition Agreement, shall survive the Closing Date as provided herein or in the Acquisition Agreement, which survival terms contained in the Acquisition Agreement are also incorporated herein by reference.

Section 13.3.  Counterparts.  This Plan of Merger may be adopted, certified and executed in separate counterparts, which taken together shall be considered one and the same agreement, and this Plan of Merger shall become effective when all counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

Section 13.4.  Governing Law.  This Plan of Merger shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

Section 13.5.  Binding Agreement; Assignment.  This Plan of Merger shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, including permitted assigns under the following sentence of this section.  Neither this Plan of Merger nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of each other party hereto, except as specifically provided in Section 8.2 of the Acquisition Agreement, which provision is incorporated herein by reference.

IN WITNESS WHEREOF, the parties hereto, including AFC, have caused this Plan of Merger to be signed by their duly authorized officers as of the day and year first above written.

429 SARATOGA ROAD CORPORATION

By:_____________________________

Name:__________________________

Title:___________________________

CAPITAL FINANCIAL GROUP, INC.

By_____________________________

Name:__________________________

Title:___________________________

ARROW FINANCIAL CORPORATION

By_____________________________

Name:__________________________

Title:___________________________

EXHIBIT A

Certificate of Incorporation of Capital Financial Group, Inc.,

as Amended at the Effective Time of the Merger

[No change]

EXHIBIT B

By-Laws of Capital, as Amended

at the Effective Time of the Merger

[No change]

EXHIBIT C

Directors of Capital

at the Effective Time of the Merger

Name

John Weber

John J. Murphy

David S. DeMarco

Gerard R. Bilodeau

Terry R. Goodenote

EXHIBIT D

Officers of Capital

at the Effective Time of the Merger

Name

Position with Capital Post-Closing

John Weber

President and CEO

John J. Murphy

Vice President and Assistant Secretary

David S. DeMarco

Vice President

Gerard R. Bilodeau

Secretary

Terry R. Goodenote

Treasurer

Kristy A. Laney

Vice President

Exhibit B

CERTIFICATE OF MERGER

OF

______________________________________________________

AND

______________________________________________________

INTO

______________________________________________________

UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW

1.

(a) The name of the merging corporation is

(b) The name of the surviving corporation is

and following the merger its name shall be

2.

As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof as follows:

Name of Corporation	Designation and number of shares in each class or series outstanding	Class or series of shares entitled to vote	Shares entitled to vote as a class or series

(If the number of shares is subject to change prior to the effective date, state the manner in which such change may occur.)

3.

The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

NAME OF CORPORATION

DATE OF INCORPORATION

4.

The merger  was adopted by each constituent corporation in the following manner:

(a)  As to ___________________________________________________,

(name of corporation)

by the written consent of the shareholders given in accordance with Section 615 of the Business Corporation Law, written notice having been duly given to nonconsenting shareholders as and to the extent required by such Section.

and

(b)  As to ___________________________________________________,

(name of corporation)

by the affirmative vote of * the holders of a majority of all outstanding shares* entitled to vote thereon.

6.

The merger shall be effective on the __________ day of __________, ________.

[Repeat execution for each constituent corporation]

________________________________

(name of corporation)

________________________________

(signature)

________________________________

(type name and title of person signing)

Exhibit C

Certificate of Incorporation of Capital

(as amended at the Merger Effective Time)

[No change]

Exhibit D

By-Laws of Capital

(as amended at the Merger Effective Time)

[No change]

Exhibit E

Directors of Capital

(at the Merger Effective Time)

Name

John Weber

John J. Murphy

David S. DeMarco

Gerard R. Bilodeau

Terry R. Goodenote

Exhibit F

Officers of Capital

(at the Merger Effective Time)

Name

Position with Capital Post-Closing

John Weber

President and CEO

John J. Murphy

Vice President and Assistant Secretary

David S. DeMarco

Vice President

Gerard R. Bilodeau

Secretary

Terry R. Goodenote

Treasurer

Kristy A. Laney

Vice President

Exhibit G

Calculation of Balance Sheet Value at Closing Date

1.

Calculation of Balance Sheet Value.

The "Balance Sheet Value of Capital" as of the close of business on the Closing Date, calculated pursuant to Section 1.2(f)(iii) of the Agreement , will consist of the line items set forth below:

Current Assets

Cash and Equivalents

$

Accounts Receivable

Other Current Assets

    Total Current Assets

$

Current Liabilities

Premiums Payable

$

Other Current Liabilities

    Total Current Liabilities

$

Working Capital Requirement1

$

Non-Operating Assets

$

_____________________________

1 The working capital requirement will equal anticipated operation expenses for one month, such being [the average monthly operating expense for Capital for the 12-month period preceding the Closing Date].

The Balance Sheet Value of Capital will equal Total Current Assets minus Total Current Liabilities, minus Working Capital Requirement, plus Non-Operating Assets.

The Target Balance Sheet Value of Capital on the Closing Date is $_____________.

Exhibit H

Post Closing Payment Agreement

[Included with 10-K as a Separate Exhibit]

Exhibit I

Investment Letter

Investment Letter

November 29, 2004

Board of Directors

Arrow Financial Corporation

250 Glen Street

Glens Falls, NY  12801

Attn:Mr. Gerard Bilodeau

Board of Directors

Glens Falls National Bank and Trust Company

250 Glen Street

Glens Falls, NY  12801

Attn:Mr. Gerard Bilodeau

In connection with my receipt of __________ shares (the "Shares") of the common stock, par value $1.00 per share, of Arrow Financial Corporation (the "Company"), in exchange for my shares of the common stock, no par value of Capital Financial Group, Inc. ("Capital"), upon consummation of the acquisition of Capital by the Company's wholly owned subsidiary, Glens Falls National Bank and Trust Company ("GFN"), on November 29, 2004 (the "Closing Date"), I represent to you that I am acquiring such Shares for investment for my own account and not with a view to distribute, resell or otherwise transfer such Shares.  I understand the Shares have been issued to me by the Company without registration under the Securities Act of 1933, as amended (the "1933 Act") in reliance on the exemption from such registration set forth in Section 3(a)(11) of the 1933 Act and Rule 147 promulgated by the Securities and Exchange Commission thereunder (the "Exemption").

I represent to you that I am a bona fide resident of the State of New York.  I also represent to you that if in the future I decide to sell or transfer any of the Shares, I will not sell or transfer or agree to sell or transfer any such Shares during the period extending from the Closing Date to the date nine (9) months after the Closing Date (the "Restriction Period") to any other person or entity, affiliated or unaffiliated with me ("Transferee"), unless (i) at the time of any such sale or transfer of any Shares ("Transferred Shares"), such Transferee, if an individual, is a bona fide resident of the State of New York, or if an entity, is incorporated and doing business within the State of New York within the meaning of the Exemption, (ii) such Transferee provides to the Company evidence to the Company, satisfactory to the Company, to substantiate such fact as well as a written affidavit certifying to such fact, and (iii) such Transferee executes an agreement with the Company, in the form of a letter or other agreement similar to this letter agreement, agreeing to restrictions on the subsequent sale or transfer by Transferee of the Transferred Shares to any subsequent transferee during the Restriction Period equivalent to the restrictions or sale or transfer of the Shares contained herein (the "Restrictions").

I agree that the Company may direct its stock transfer agent to enter on its books and records a stop transfer restriction on the Shares for the duration of the Restriction Period noting the Restrictions set forth herein, and that the Company may place a legend on the certificate or certificates evidencing the Shares stating that the Shares have not been registered under the 1933 Act in reliance on the Exemption and setting forth the Restrictions.

I further agree that any dispute or controversy that arises out of this letter agreement or any term, provision or condition hereto, shall comply with and be governed in accordance with the laws of the State of New York applicable to agreements made and performed entirely within the State of New York and shall be settled by an action in a court located within Glens Falls, New York.

I understand and agree that the Company is issuing the Shares to me in reliance on the representations by me contained in this letter.

_________________________

John Weber

Agreed and Accepted:

ARROW FINANCIAL CORPORATION

By:______________________

[print name]

Agreed and Accepted:

GLENS FALLS NATIONAL BANK AND TRUST COMPANY

By:________________________

[print name]

Exhibit J

Terms of Lease for the Premises

Located at 429 Saratoga Road, South Glens Falls, New York

Lessor:

Stockholder or affiliate of Stockholder

Lessee:

AFC, GFN and Capital

Use:

Office of Capital or successors.

Rent:

$54,000 for first year post-closing.  Three percent (3%) increase annually for each subsequent year of rental.

Term:

One year, option in the sole discretion of Lessee to renew for three (3) additional one-year terms.

Exhibit K

Employment Agreement

[Included with 10-K as a Separate Exhibit]